                                                                    EXHIBIT 3.23

THE COMPANIES ACTS 1985 TO1989

                                                              ACCOUNT
                                                                 2
                                                            23 MAY 2000
                                                             RECEIVED


PRIVATE COMPANY LIMITED BY SHARES


MEMORANDUM OF ASSOCIATION OF


REALGLASS LIMITED


1.      The Company's name is "REALGLASS LIMITED."(1)

2.      The Company's registered office is to be situated in England and Wales.

3.1 The object of the Company is to carry on business as a general commercial company.


(1) The name of the Company was changed to Solo Cup (UK) Limited by a special resolution dated 18 July 2000.

3.2 Without prejudice to the generality of the object and the powers of the Company derived from Section 3A of the Act the Company has power to do all or any of the following things:-

        3.2.1 To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

        3.2.2 To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any trade marks, patents, copyrights, trade secrets, or other intellectual property rights, licences, secret processes, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

        3.2.3 To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

        3.2.4 To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

        3.2.5 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

        3.2.6 To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

        3.2.7 To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

        3.2.8 To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

        3.2.9 To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

        3.2.10 To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

        3.2.11 To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

        3.2.12 To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

        3.2.13 To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

        3.2.14 To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

        3.2.15 To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

        3.2.16 To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

        3.2.17 To distribute among the members of the Company in kind any property of the Company of whatever nature.

        3.2.18 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

        3.2.19 To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any director, officer or auditor against any liability in respect of any negligence, default, breach of duty or breach of trust (so far as permitted by law); and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

        3.2.20 Subject to and in accordance with the provisions of the Act (if and so far as such provisions shall be applicable) to give, directly or indirectly, financial assistance for the acquisition of shares or other securities of the Company or of any other company or for the reduction or discharge of any liability incurred in respect of such acquisition.

        3.2.21 To procure the Company to be registered or recognised in any part of the world.

        3.2.22 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

        3.2.23 To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

        3.2.24  AND so that:-

                3.2.24.1 None of the provisions set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

                3.2.24.2 The word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

                3.2.24.3 In this clause the expression "the Act" means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or reenactment of that provision for the time being in force.

4.      The liability of the members is limited.

5. The Company's share capital is (pound)1,000 divided into 1,000 shares of (pound)1 each.(2)

-------------------
(2) The Company's authorised share capital was increased to (pound)2,383,779 by the creation of 2,382,779 deferred shares of (pound)1 each by a written resolution of the shareholder signed on 14 March 2003.

I, the subscriber to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and I agree to take the number of shares shown opposite my name.

        Name and address                               Number of shares taken
          of Subscriber                                   by the Subscriber
--------------------------------------------------------------------------------
For and on behalf of            /s/ [ILLEGIBLE]                  One
Instant Companies Limited                             --------------------------
1 Mitchell Lane                 Total Shares Taken               One
Bristol BS1 6BU                                       --------------------------

Date: 22 May 2000

Witness to the above signature  Glenys Copeland
                                1 Mitchell Lane
                                Bristol BS1 8BU           /s/ [ILLEGIBLE]

THE COMPANIES ACTS 1985 TO1989


PRIVATE COMPANY LIMITED BY SHARES


ARTICLES OF ASSOCIATION OF


SOLO CUP (UK) LIMITED


                                                        COMPANIES HOUSE 31/03/03

1.      PRELIMINARY

1.1 The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company.

1.2 In these Articles the expression "the Act" means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.      ALLOTMENT OF SHARES

2.1 Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors who may (subject to section 80 of the Act and to Article 2.4 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

2.2 All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the directors propose to issue shall first be offered to the members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in general meeting shall by special resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than 14 days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provisions of this Article by any such special resolution as aforesaid shall be under the control of the directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the members. The foregoing provisions of this Article 2.2 shall have effect subject to section 80 of the Act.

2.3     In accordance with section 91(1) of the Act sections 89(1) and 90(1) to
(6) (inclusive) of the Act shall not apply to the Company.

2.4 The directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution.

3.      SHARES

3.1 The lien conferred by regulation 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 in Table A shall be modified accordingly.

3.2 The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

3.3 The authorised share capital of the Company is (pound)2,383,779 divided into 1,000 ordinary shares of (pound)1 each ("Ordinary Shares") and 2,382,779 deferred shares of (pound)1 each ("Deferred Shares").

3.4 The rights attached to and imposed on the Deferred Shares are as follows:

        3.4.1   DIVIDENDS

                The Deferred Shares shall not confer on the holders thereof any entitlement to any participation in the profits of the Company.

        3.4.2   CAPITAL

                In the event of a winding-up of the Company or other return of capital, the Deferred Shareholders shall be entitled to participate, pari passu with the Ordinary Shareholders, in the assets of the Company available for distribution to shareholders remaining after payment of all other debts and liabilities of the Company and of the costs, charges and expenses of such winding-up or other return of capital, PROVIDED THAT the Deferred Shareholders (if any) shall be entitled to receive no more than an amount equal to the nominal amount of their Deferred Shares and shall have no further right to participate in the assets of the Company.

        3.4.3   VOTING

                The Deferred Shares shall not confer on the holders thereof any entitlement to receive notice of or to attend or vote at any general meeting of the Company.

3.5 The rights attached to and imposed on the Ordinary Shares are as follows:

        3.5.1   DIVIDENDS

                The holders of Ordinary Shares shall be entitled to receive such dividend as may, from time to time, be declared thereon by the Board.

        3.5.2   CAPITAL

                In the event of a winding-up of the Company or other return of capital, the Ordinary Shareholders shall be entitled to participate, pari passu with the Deferred Shareholders, in the assets of the Company available for distribution to shareholders remaining after payment of all other debts and liabilities of the Company and of the costs, charges and expenses of such winding-up or other return of capital, subject to the PROVISO in
                Article 3.4.2 hereof.

        3.5.3   VOTING

                Subject to any rights or restrictions attached to any shares, on a poll every Ordinary Shareholder who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative shall have one vote for every Ordinary Share of which he is respectively the holder and which is fully paid up or credited as fully paid.

3.6 All references in article 4 hereof to "member" or "members" shall be construed as a reference to an Ordinary Shareholder (and for the avoidance of doubt, shall not include a Deferred Shareholder).

4.      GENERAL MEETINGS AND RESOLUTIONS

4.1 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

        4.2.1 No business shall be transacted at any general meeting unless a quorum is present. Subject to Article 4.2.2 below, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

        4.2.2 If and for so long as the Company has only one member, that member present in person or by proxy or (if that member is a corporation) by a duly authorised representative shall be a quorum.

        4.2.3 If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

4.3     Regulations 40 and 41 in Table A shall not apply to the Company.

        4.3.1 If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting, subject as provided in Article
4.3.3 below.

        4.3.2 Any decision taken by a sole member pursuant to Article 4.3.1 above shall be recorded in writing and delivered by that member to the Company for entry in the Company's minute book.

        4.3.3 Resolutions under section 303 of the Act for the removal of a director before the expiration of his period of office and under section 391 of the Act for the removal of an auditor before the expiration of his period of office shall only be considered by the Company in general meeting.

4.4 A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands. In any case where the same person is appointed proxy for more than one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. Regulation 54 in Table A shall be modified accordingly.

4.5 Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without modification, the instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited at the place specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting.

5.      APPOINTMENT OF DIRECTORS

        5.1.1   Regulation 64 in Table A shall not apply to the Company.

        5.1.2 The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one. Whenever the minimum number of directors is one, a sole director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the directors generally, and regulation 89 in Table A shall be modified accordingly.

5.2 The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) in Table A shall not apply to the Company.

5.3 No person shall be appointed a director at any general meeting unless either:-

        (a)     he is recommended by the directors; or

        (b) not less than 14 nor more than 35 clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

        5.4.1 Subject to Article 5.3 above, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

        5.4.2 The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 5.1.2 above as the maximum number of directors and for the time being in force.

5.5 In any case where as the result of death or deaths the Company has no members and no directors the personal representatives of the last member to have died shall have the right by notice in writing to appoint a person to be a director of the Company and such appointment shall be as effective as if made by the Company in General Meeting pursuant to Article 5.4.1 above. For the purpose of this article, where two or more member die in circumstances rendering it uncertain which of them survived the other or others, the members shall be deemed to have died in order of seniority, and accordingly the younger shall be deemed to have survived the elder.

6.      BORROWING POWERS

6.1 The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

7.      ALTERNATE DIRECTORS

7.1 Unless otherwise determined by the Company in general meeting by ordinary resolution an alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.

7.2 A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to this own vote (if any ) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

8.      GRATUITIES AND PENSIONS

        8.1.1 The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

        8.1.2   Regulation 87 in Table A shall not apply to the Company.

9.      PROCEEDINGS OF DIRECTORS

        9.1.1 A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

        9.1.2 Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act.

        9.1.3 Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

10.     THE SEAL

10.1 If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.

10.2 The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

11.     NOTICES

11.1 Without prejudice to regulations 112 and 116 inclusive in Table A, the Company may give notice to a member by electronic means provided that:-

        11.1.1 the member has given his consent in writing to receiving notice communicated by electronic means and in such consent has set out an address to which the notice shall be sent by electronic means; and

        11.1.2 the electronic means used by the Company enables the member concerned to read the text of the notice.

11.2    A notice given to a member personally or in a form permitted by
Article 11.1 above shall be deemed to be given on the earlier of the day on which it is delivered personally and the day on which it was despatched by electronic means, as the case may be.

11.3 Regulation 115 in Table A shall not apply to a notice delivered personally or in a form permitted by Article 11.1 above.

11.4 In this article "electronic" means actuated by electric, magnetic, electro-magnetic, electro-chemical or electro-mechanical energy and "by electronic means" means by any manner only capable of being so actuated.

12.     INDEMNITY

12.1 Every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by section 310 of the Act.

12.2 The directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act.

12.3    Regulation 118 in Table A shall not apply to the Company.

13.     TRANSFER OF SHARES

13.1 The directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of regulation 24 in Table A shall not apply to the Company.

Name and address of Subscriber

For and on behalf of
Instant Companies Limited
1 Mitchell Lane
Bristol BS1 6BU

Date: 22 May 2000

Witness to the above signature    Glenys Copeland
                                  1 Mitchell Lane
                                  Bristol BS1 8BU